Exhibit 99.1

Investor Relations Contact: David Humphrey	Media Contact: Kathy Fieweger
Title: Vice President – Investor Relations	Phone: 479-719-4358
Phone: 479-785-6200	Email: kfieweger@arcb.com
Email: dhumphrey@arcb.com

ArcBestSM Announces Second Quarter 2017 Results

•

Second quarter 2017 revenue of $720.4 million, and net income of $15.8 million, or $0.60 per diluted share.  On a non-GAAP basis, second quarter 2017 net income of $14.9 million, or $0.57 per diluted share.

•	Increased revenue and profit in Asset-Based services resulting from shipment growth and improved pricing
•	Second quarter Asset-Light operating income improvement associated with revenue growth

FORT SMITH, Arkansas, July 28, 2017 — ArcBestSM (Nasdaq: ARCB) today reported second quarter 2017 revenue of $720.4 million compared to second quarter 2016 revenue of $676.6 million.  Second quarter 2017 operating income was $24.7 million compared to operating income of $16.7 million last year.  Net income of $15.8 million, or $0.60 per diluted share, compared to second quarter 2016 net income of $10.2 million, or $0.39 per diluted share.

Excluding certain items in both periods as identified in the attached reconciliation tables, non-GAAP net income was $14.9 million, or $0.57 per diluted share, in second quarter 2017 compared to second quarter 2016 net income of $10.0 million, or $0.38 per diluted share. On a non-GAAP basis, operating income was $25.8 million in second quarter 2017 compared to second quarter 2016 operating income of $17.2 million.  Cost controls resulting from the enhanced market approach implemented at the beginning of the year continue to be in-line with expectations.

“We were pleased to see improved results in the second quarter,” said ArcBest Chairman, President and CEO Judy R. McReynolds. “Our responsiveness to customers’ logistics needs supported by assured capacity options contributed to revenue growth and improved profitability.  Favorable trends in economic indicators are expected to positively impact the freight environment going forward.  In situations where multiple logistics solutions are increasingly required by customers to meet their own business objectives, we are well positioned to deliver.”

Asset-Based

Results of Operations

Second Quarter 2017 Versus Second Quarter 2016

•	Revenue of $514.5 million compared to $486.3 million, a per-day increase of 6.7 percent.
•	Tonnage per day increase of 0.1 percent.
•	Shipments per day increase of 4.4 percent.
•

Total billed revenue per hundredweight increased 6.1 percent and was positively impacted by changes in shipment profile and higher fuel surcharges.  Excluding fuel surcharge, the percentage increase on ArcBest’s Asset-Based LTL freight was in the mid-single digits.

•

Operating income of $22.2 million and an operating ratio of 95.7 percent compared to operating income of $17.4 million and an operating ratio of 96.4 percent.  On a non-GAAP basis, operating income of $22.7 million and an operating ratio of 95.6 percent compared to operating income of $17.8 million and an operating ratio of 96.3 percent.

The increase in total revenue and revenue per shipment for ArcBest’s Asset-Based services occurred within a positive industry pricing environment.  Daily freight tonnage was flat versus the same period last year, as LTL-rated tonnage growth was partially offset by purposeful reductions in volume-quoted business.  Asset-Based expenses were positively impacted by lower costs and greater efficiencies in linehaul and equipment repositioning costs, partially offset by the need for higher amounts of freight handling labor and purchased transportation associated with the quarterly shipment growth.

Asset-Light‡

Results of Operations

Second Quarter 2017 Versus Second Quarter 2016

•	Revenue of $212.4 million compared to $196.1 million.
•	Operating income of $6.5 million compared to operating income of $2.8 million. On a non-GAAP basis, operating income of $6.7 million compared to $2.8 million.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) of $10.2 million compared to Adjusted EBITDA of $6.5 million.

ArcBest’s Asset-Light revenue increase was the result of continued strength in demand for expedite services combined with the effects of additional dedicated truckload business from a September 2016 acquisition.  The significant year-over-year increase in asset-light operating income was the result of labor efficiencies, continued cost management and expedite revenue growth. Truckload revenue per shipment increased over the previous year’s period, but led to lower shipment levels. While the truckload market tightened, truckload net revenue margins continued to be compressed as higher market rates for purchased transportation outpaced increases in revenue per shipment.  FleetNet maintained ongoing improvements in labor efficiencies and cost reductions that drove second quarter operating income improvement despite lower revenue and fewer total events versus last year associated with changes in customer profile.

Credit Agreement Amendment

As previously announced, on July 7, 2017 ArcBest amended the existing credit agreement with its current bank group. The new agreement increases the amount of the revolving credit facility to $200 million from $150 million, increases the revolver accordion to $100 million from $75 million and extends the credit facility maturity date approximately two and a half years to July 2022.

Closing Comments

“The improvement in the 2017 operating environment that we expected to see has materialized, giving us a solid foundation upon which to initiate our LTL, space-based pricing effort that takes effect August 1,” said McReynolds. “As the freight profile we see in our network continues to evolve, we are confident this complementary pricing structure will provide better compensation in cases where the space taken up on our equipment is the most important factor to consider.  ArcBest is a trusted supply-chain advisor that understands our customers complex needs.  We continue to evolve our approach for the benefit of customers, the broader marketplace and our shareholders.  With the implementation of our enhanced market approach, we are now able to compete much more effectively for a larger segment of the logistics market by offering a wider array of solutions along with a more simplified customer experience.”

Conference Call

ArcBest will host a conference call with company executives to discuss the 2017 second quarter results. The call will be today, Friday, July 28, at 9:30 a.m. ET (8:30 a.m. CT). Interested parties are invited to listen by calling (888) 209-3771. Following the call, a recorded playback will be available through the end of the day on September 15, 2017. To listen to the playback, dial (800) 633-8284 or (402) 977-9140 (for international callers). The conference call ID for the playback is 21854790. The conference call and playback can also be accessed, through September 15, 2017, on ArcBest’s website at arcb.com.

About ArcBest

ArcBestSM (Nasdaq: ARCB) is a logistics company with creative problem solvers who have The Skill and the Will® to deliver integrated logistics solutions.  At ArcBest, We'll Find a Way to deliver knowledge, expertise and a can-do attitude with every shipment and supply chain solution, household move or vehicle repair.  For more information, visit arcb.com.

Forward-Looking Statements

Certain statements and information in this press release concerning results for the three months ended June 30, 2017 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; competitive initiatives and pricing pressures; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; the cost, integration, and performance of any recent or future acquisitions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; governmental regulations; environmental laws and regulations, including emissions-control regulations; the loss or reduction of business from large customers; litigation or claims asserted against us; the cost, timing, and performance of growth initiatives; the loss of key employees or the inability to execute succession planning strategies; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business;  antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

NOTE

 ‡ - The ArcBest and FleetNet reportable segments, combined, represent Asset-Light operations.

Financial Data and Operating Statistics

The following tables show financial data and operating statistics on ArcBestSM and its reportable segments.

Restructuring and Operating Segment Restatements. Certain restatements have been made to the prior year’s operating segment data to conform to the current year presentation, reflecting the realignment of the Company’s organizational structure as announced on November 3, 2016. Under the new structure, the segments previously reported as Premium Logistics (Panther), Transportation Management (ABF Logistics), and Household Goods Moving Services (ABF Moving) are consolidated as a single asset-light logistics operation under ArcBest. Segment revenues and expenses were adjusted to eliminate certain intercompany charges consistent with the manner in which they are reported under the new corporate structure. Certain intercompany charges among the previously reported Panther, ABF Logistics, and ABF Moving segments which were previously eliminated in the “Other and eliminations” line, are now eliminated within the ArcBest segment. There was no impact on the Company’s consolidated revenues, operating expenses, operating income or earnings per share as a result of the restatements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
	(Unaudited)
	($ thousands, except share and per share data)
REVENUES	$720,368	$676,627	$1,371,456	$1,298,082

OPERATING EXPENSES	695,634	659,973	1,358,975	1,290,693

OPERATING INCOME	24,734	16,654	12,481	7,389

OTHER INCOME (COSTS)
Interest and dividend income	285	387	559	788
Interest and other related financing costs	(1,389)	(1,231)	(2,704)	(2,478)
Other, net	505	571	1,152	937
	(599)	(273)	(993)	(753)

INCOME BEFORE INCOME TAXES	24,135	16,381	11,488	6,636

INCOME TAX PROVISION	8,358	6,150	3,118	2,508

NET INCOME	$15,777	$10,231	$8,370	$4,128

EARNINGS PER COMMON SHARE(1)
Basic	$0.61	$0.39	$0.32	$0.16
Diluted	$0.60	$0.39	$0.32	$0.16

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,767,791	25,791,026	25,726,363	25,806,774
Diluted	26,291,641	26,246,868	26,378,436	26,295,683

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.08	$0.08	$0.16	$0.16

(1)

ArcBest uses the two-class method for calculating earnings per share. This method requires an allocation of dividends paid and a portion of undistributed net income (but not losses) to unvested restricted stock for calculating per share amounts.

ARCBEST CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2017	2016
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$102,569	$114,280
Short-term investments	54,148	56,838
Restricted cash	—	962
Accounts receivable, less allowances (2017 - $6,046; 2016 - $5,437)	282,856	260,643
Other accounts receivable, less allowances (2017 - $890; 2016 - $849)	19,052	22,041
Prepaid expenses	24,668	22,124
Prepaid and refundable income taxes	10,098	9,909
Other	8,293	4,300
TOTAL CURRENT ASSETS	501,684	491,097

PROPERTY, PLANT AND EQUIPMENT
Land and structures	338,228	324,086
Revenue equipment	763,567	743,860
Service, office, and other equipment	161,555	154,119
Software	124,135	120,877
Leasehold improvements	9,008	8,758
	1,396,493	1,351,700
Less allowances for depreciation and amortization	841,245	819,174
	555,248	532,526

GOODWILL	108,981	108,875
INTANGIBLE ASSETS, NET	78,237	80,507
DEFERRED INCOME TAXES	2,722	2,978
OTHER LONG-TERM ASSETS	65,389	66,095
	$1,312,261	$1,282,078

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$142,373	$133,301
Accrued expenses	200,052	198,731
Current portion of long-term debt	62,588	64,143
TOTAL CURRENT LIABILITIES	405,013	396,175

LONG-TERM DEBT, less current portion	194,730	179,530
PENSION AND POSTRETIREMENT LIABILITIES	37,028	35,848
OTHER LONG-TERM LIABILITIES	15,185	16,790
DEFERRED INCOME TAXES	58,225	54,680

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, authorized 70,000,000 shares; issued 2017: 28,450,025 shares; 2016: 28,174,424 shares	285	282
Additional paid-in capital	316,334	315,318
Retained earnings	391,143	386,917
Treasury stock, at cost, 2017: 2,759,919 shares; 2016: 2,565,399 shares	(83,656)	(80,045)
Accumulated other comprehensive loss	(22,026)	(23,417)
TOTAL STOCKHOLDERS’ EQUITY	602,080	599,055
	$1,312,261	$1,282,078

Note:  The balance sheet at December 31, 2016 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARCBEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2017	2016
	Unaudited
	($ thousands)
OPERATING ACTIVITIES
Net income	$8,370	$4,128
Adjustments to reconcile net loss
to net cash provided by operating activities:
Depreciation and amortization	48,332	48,913
Amortization of intangibles	2,271	1,986
Pension settlement expense	2,701	1,464
Share-based compensation expense	3,599	4,200
Provision for losses on accounts receivable	1,053	418
Deferred income tax provision	2,687	13,535
Gain on sale of property and equipment	(412)	(2,486)
Changes in operating assets and liabilities:
Receivables	(21,091)	(2,292)
Prepaid expenses	(2,549)	(806)
Other assets	(3,100)	(3,286)
Income taxes	458	(4,262)
Accounts payable, accrued expenses, and other liabilities	9,007	(7,752)
NET CASH PROVIDED BY OPERATING ACTIVITIES	51,326	53,760

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of financings	(27,123)	(26,082)
Proceeds from sale of property and equipment	2,751	6,250
Purchases of short-term investments	(6,223)	(18,685)
Proceeds from sale of short-term investments	9,065	16,415
Business acquisitions, net of cash acquired	—	197
Capitalization of internally developed software	(4,323)	(5,098)
NET CASH USED IN INVESTING ACTIVITIES	(25,853)	(27,003)

FINANCING ACTIVITIES
Borrowings under accounts receivable securitization program	10,000	—
Payments on long-term debt	(34,948)	(22,827)
Net change in book overdrafts	(2,478)	(6,489)
Deferred financing costs	(275)	—
Payment of common stock dividends	(4,144)	(4,175)
Purchases of treasury stock	(3,611)	(5,116)
Payments for tax withheld on share-based compensation	(2,690)	(1,310)
NET CASH USED IN FINANCING ACTIVITIES	(38,146)	(39,917)

NET DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(12,673)	(13,160)
Cash and cash equivalents and restricted cash at beginning of period	115,242	166,357
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$102,569	$153,197

NONCASH INVESTING ACTIVITIES
Equipment financed	$38,593	$35,768
Accruals for equipment received	$3,179	$10,614

ARCBEST CORPORATION

FINANCIAL STATEMENT OPERATING SEGMENT DATA AND OPERATING RATIOS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2017		2016		2017		2016
	Unaudited
	($ thousands, except percentages)
REVENUES
Asset-Based	$514,537		$486,251		$978,893		$925,314

ArcBest(1)	175,929		154,347		328,805		296,744
FleetNet	36,501		41,780		76,739		85,344
Total Asset-Light	212,430		196,127		405,544		382,088

Other and eliminations	(6,599)		(5,751)		(12,981)		(9,320)
Total consolidated revenues	$720,368		$676,627		$1,371,456		$1,298,082

OPERATING EXPENSES
Asset-Based
Salaries, wages, and benefits	$314,252	61.1%	$303,214	62.3%	$619,095	63.2%	$599,376	64.8%
Fuel, supplies, and expenses	75,878	14.7	72,279	14.9	151,310	15.5	138,968	15.0
Operating taxes and licenses	12,252	2.4	12,154	2.5	24,121	2.5	24,134	2.6
Insurance	7,540	1.5	7,660	1.6	14,649	1.5	14,126	1.5
Communications and utilities	4,535	0.9	4,279	0.9	9,357	1.0	8,651	0.9
Depreciation and amortization	21,324	4.1	20,911	4.3	42,307	4.3	41,303	4.5
Rents and purchased transportation	53,346	10.4	47,800	9.8	99,954	10.2	87,496	9.5
(Gain) loss on sale of property and equipment	25	—	(2,197)	(0.5)	(592)	(0.1)	(2,369)	(0.3)
Pension settlement expense(2)	533	0.1	424	0.1	1,934	0.2	1,101	0.1
Other	2,658	0.5	2,355	0.5	4,449	0.5	4,155	0.5
Restructuring costs(3)	33	—	—	—	173	—	—	—
Total Asset-Based	492,376	95.7%	468,879	96.4%	966,757	98.8%	916,941	99.1%

ArcBest(1)
Purchased transportation	139,354	79.2%	121,502	78.7%	261,273	79.5%	233,333	78.6%
Salaries, wages, and benefits	16,762	9.5	17,668	11.4	33,298	10.1	36,249	12.2
Supplies and expenses	6,769	3.9	4,641	3.0	12,055	3.7	9,059	3.1
Depreciation and amortization(4)	3,337	1.9	3,475	2.3	6,703	2.0	6,940	2.4
Other(2)	3,828	2.2	4,888	3.2	7,886	2.4	8,982	3.0
Restructuring costs(3)	65	—	—	—	875	0.3	—	—
	170,115	96.7%	152,174	98.6%	322,090	98.0%	294,563	99.3%
FleetNet(2)	35,771	98.0%	41,184	98.6%	75,035	97.8%	83,764	98.1%
Total Asset-Light	205,886		193,358		397,125		378,327

Other and eliminations(2)	(2,628)		(2,264)		(4,907)		(4,575)
Total consolidated operating expenses	$695,634	96.6%	$659,973	97.5%	$1,358,975	99.1%	$1,290,693	99.4%

OPERATING INCOME
Asset-Based	$22,161		$17,372		12,136		8,373

ArcBest(1)	5,814		2,173		6,715		2,181
FleetNet	730		596		1,704		1,580
Total Asset-Light	6,544		2,769		8,419		3,761

Other and eliminations(5)	(3,971)		(3,487)		(8,074)		(4,745)
Total consolidated operating income	$24,734		$16,654		$12,481		$7,389

1)	The 2017 period includes the operations of Logistics & Distribution Services, LLC (“LDS”), which was acquired in September 2016.
2)

Consolidated and segment operating results for all periods presented were impacted by pension settlement expense. (See ArcBest Corporation - Consolidated and Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures tables.)

3)	Restructuring charges relate to the realignment of the Company’s organizational structure.
4)	Depreciation and amortization consists primarily of amortization of intangibles, including customer relationships, and software associated with acquired businesses.
5)

“Other” corporate costs include $0.3 million and $0.9 million of restructuring charges for the three and six months ended June 30, 2017, respectively. (See Segment Operating Income Reconciliations of GAAP to Non-GAAP Financial Measures table.) Other corporate costs also include additional investments to provide an improved platform for revenue growth and for offering ArcBest services across multiple operating segments.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures.  We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP performance measures and ratios, such as Adjusted EBITDA, utilized for internal analysis provide analysts, investors, and others the same information that we use internally for purposes of assessing our core operating performance and provides meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Accordingly, using these measures improves comparability in analyzing our performance because it removes the impact of items from operating results that, in management's opinion, do not reflect our core operating performance. Management uses Adjusted EBITDA as a  key measure of performance and for business planning. The measure is particularly meaningful for analysis of the Asset-Light businesses, because they exclude amortization of acquired intangibles and software, which are significant expenses resulting from strategic decisions rather than core daily operations. Additionally, Adjusted EBITDA is a primary component of the financial covenants contained in our Amended and Restated Credit Agreement. Other companies may calculate EBITDA differently; therefore, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Certain information discussed in the scheduled conference call could be considered non-GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results. These financial measures should not be construed as better measurements than operating income, operating cash flow, net income or earnings per share, as determined under GAAP.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
	(Unaudited)
	($ thousands, except per share data)
ArcBest Corporation - Consolidated

Operating Income
Amounts on GAAP basis	$24,734	$16,654	$12,481	$7,389
Restructuring charges, pre-tax(1)	363	—	1,994	—
Pension settlement expense, pre-tax	744	564	2,701	1,464
Non-GAAP amounts	$25,841	$17,218	$17,176	$8,853

Net Income
Amounts on GAAP basis	$15,777	$10,231	$8,370	$4,128
Restructuring charges, after-tax(1)	220	—	1,209	—
Pension settlement expense, after-tax	454	345	1,650	895
Life insurance proceeds and changes in cash surrender value	(407)	(537)	(987)	(892)
Tax benefit from vested RSUs(2)	(1,170)	—	(1,245)	—
Non-GAAP amounts	$14,874	$10,039	$8,997	$4,131

Diluted Income Per Share
Amounts on GAAP basis	$0.60	$0.39	$0.32	$0.16
Restructuring charges, after-tax(1)	0.01	—	0.05	—
Pension settlement expense, after-tax	0.02	0.01	0.06	0.03
Life insurance proceeds and changes in cash surrender value	(0.02)	(0.02)	(0.04)	(0.03)
Tax benefit from vested RSUs(2)	(0.04)	—	(0.05)	—
Non-GAAP amounts	$0.57	$0.38	$0.34	$0.16

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.
2)	The Company recognized a tax benefit for the vesting of share-based compensation resulting in excess tax benefits during the three and six months ended June 30, 2017.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Effective Tax Rate Reconciliation
ArcBest Corporation - Consolidated

(Unaudited)
($ thousands, except percentages)	Three Months Ended June 30, 2017

			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$24,734	$(599)	$24,135	$8,358	$15,777	34.6%
Restructuring charges(1)	363	—	363	143	220	39.4
Pension settlement expense	744	—	744	290	454	39.0
Life insurance proceeds and changes in cash surrender value	—	(407)	(407)	—	(407)	—
Tax benefit from vested RSUs(2)	—	—	—	1,170	(1,170)	—
Non-GAAP amounts	$25,841	$(1,006)	$24,835	$9,961	$14,874	40.1%

	Three Months Ended June 30, 2016

			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$16,654	$(273)	$16,381	$6,150	$10,231	37.5%
Pension settlement expense	564	—	564	219	345	38.8
Life insurance proceeds and changes in cash surrender value	—	(537)	(537)	—	(537)	—
Non-GAAP amounts	$17,218	$(810)	$16,408	$6,369	$10,039	38.8%

	Six Months Ended June 30, 2017

			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$12,481	$(993)	$11,488	$3,118	$8,370	27.1%
Restructuring charges(1)	1,994	—	1,994	785	1,209	39.4
Pension settlement expense	2,701	—	2,701	1,051	1,650	38.9
Life insurance proceeds and changes in cash surrender value	—	(987)	(987)	—	(987)	—
Tax benefit from vested RSUs(2)	—	—	—	1,245	(1,245)	—
Non-GAAP amounts	$17,176	$(1,980)	$15,196	$6,199	$8,997	40.8%

	Six Months Ended June 30, 2016

			Income
			Before	Income
	Operating	Other	Income	Tax	Net	Effective
	Income	Income	Taxes	Provision	Income	Tax Rate
Amounts on GAAP basis	$7,389	$(753)	$6,636	$2,508	$4,128	37.8%
Pension settlement expense	1,464	—	1,464	569	895	38.9
Life insurance proceeds and changes in cash surrender value	—	(892)	(892)	—	(892)	—
Non-GAAP amounts	$8,853	$(1,645)	$7,208	$3,077	$4,131	42.7%

1)	Restructuring charges relate to the realignment of the Company’s organizational structure
2)	The Company recognized a tax benefit for the vesting of share-based compensation resulting in excess tax benefits during the three and six months ended June 30, 2017.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

	Three Months Ended				Six Months Ended
	June 30				June 30
	2017		2016		2017		2016
Segment Operating Income Reconciliations	(Unaudited)
	($ thousands, except percentages)
Asset-Based
Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$22,161	95.7%	$17,372	96.4%	$12,136	98.8%	$8,373	99.1%
Restructuring charges(1)	33	—	—	—	173	—	—	—
Pension settlement expense	533	(0.1)	424	(0.1)	1,934	(0.2)	1,101	(0.1)
Non-GAAP amounts	$22,727	95.6%	$17,796	96.3%	$14,243	98.6%	$9,474	99.0%

Asset-Light

ArcBest
Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$5,814	96.7%	$2,173	98.6%	$6,715	98.0%	$2,181	99.3%
Restructuring charges(1)	65	—	—	—	875	0.3	—	—
Pension settlement expense	45	—	12	—	160	—	30	—
Non-GAAP amounts	$5,924	96.7%	$2,185	98.6%	$7,750	98.3%	$2,211	99.3%

FleetNet
Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$730	98.0%	$596	98.6%	$1,704	97.8%	$1,580	98.1%
Pension settlement expense	19	(0.1)	11	—	65	(0.1)	29	—
Non-GAAP amounts	$749	97.9%	$607	98.6%	$1,769	97.7%	$1,609	98.1%

Total Asset-Light
Operating Income ($) Operating Ratio (% of revenues)
Amounts on GAAP basis	$6,544	96.9%	$2,769	98.6%	$8,419	97.9%	$3,761	99.0%
Restructuring charges(1)	65	—	—	—	875	(0.2)	—	—
Pension settlement expense	64	—	23	—	225	(0.1)	59	—
Non-GAAP amounts	$6,673	96.9%	$2,792	98.6%	$9,519	97.6%	$3,820	99.0%

Other and Eliminations
Operating Loss ($)
Amounts on GAAP basis	$(3,971)		$(3,487)		$(8,074)		$(4,745)
Restructuring charges(1)	265		—		946		—
Pension settlement expense	147		117		542		304
Non-GAAP amounts	$(3,559)		$(3,370)		$(6,586)		$(4,441)

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.

ARCBEST CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES – Continued

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2017	2016	2017	2016
	(Unaudited)
	($ thousands)
ArcBest Corporation - Consolidated

Net income	$15,777	$10,231	$8,370	$4,128
Interest and other related financing costs	1,389	1,231	2,704	2,478
Income tax provision	8,358	6,150	3,118	2,508
Depreciation and amortization	25,209	25,748	50,603	50,899
Amortization of share-based compensation	1,868	2,491	3,599	4,200
Amortization of net actuarial losses of benefit plans and pension settlement expense	1,695	1,840	4,732	3,909
Restructuring charges(1)	363	—	1,994	—
Consolidated Adjusted EBITDA	$54,659	$47,691	$75,120	$68,122

1)	Restructuring charges relate to the realignment of the Company’s organizational structure.

Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA)

	Three Months Ended June 30
	2017				2016
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Adjusted
	Income	Amortization	Charges(2)	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light

ArcBest(3)	$5,814	$3,337	$65	$9,216	$2,173	$3,475	$5,648
FleetNet	730	272	—	1,002	596	301	897
Total Asset-Light	$6,544	$3,609	$65	$10,218	$2,769	$3,776	$6,545

	Six Months Ended June 30
	2017				2016
		Depreciation				Depreciation
	Operating	and	Restructuring	Adjusted	Operating	and	Adjusted
	Income	Amortization	Charges(2)	EBITDA	Income	Amortization	EBITDA
	(Unaudited)
	($ thousands)
Asset-Light

ArcBest(3)	$6,715	$6,703	$875	$14,293	$2,181	$6,940	$9,121
FleetNet	1,704	552	—	2,256	1,580	588	2,168
Total Asset-Light	$8,419	$7,255	$875	$16,549	$3,761	$7,528	$11,289

2)	Restructuring charges relate to the realignment of the Company’s organizational structure.
3)	Depreciation and amortization consists primarily of amortization of intangibles and software associated with acquired businesses.

ARCBEST CORPORATION

OPERATING STATISTICS

	Three Months Ended			Six Months Ended
	June 30			June 30
	2017	2016	% Change	2017	2016	% Change
	(Unaudited)
Asset-Based

Workdays	63.5	64.0		127.5	127.5

Billed Revenue(1) CWT	$30.84	$29.07	6.1%	$30.17	$28.41	6.2%

Billed Revenue(1) / Shipment	$378.18	$371.64	1.8%	$367.24	$364.20	0.8%

Shipments	1,370,497	1,323,606	3.5%	2,687,415	2,559,929	5.0%

Shipments / Day	21,583	20,681	4.4%	21,078	20,078	5.0%

Tonnage (Tons)	840,275	846,203	(0.7%)	1,635,450	1,640,675	(0.3%)

Tons / Day	13,233	13,222	0.1%	12,827	12,868	(0.3%)

1)

Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue used for calculating revenue per hundredweight measurements has not been adjusted for the portion of revenue deferred for financial statement purposes.

	Year Over Year % Change
	Three Months Ended	Six Months Ended
	June 30, 2017	June 30, 2017
	(Unaudited)
ArcBest

Expedite(2)
Revenue / Shipment	14.3%	12.2%

Shipments / Day	4.0%	1.1%

Truckload and Truckload - Dedicated(3)
Revenue / Shipment	6.8%	4.7%

Shipments / Day	17.7%	17.1%

2)	Expedite primarily represents the expedited operations which were previously reported in the Premium Logistics (Panther) segment.
3)

Truckload represents the brokerage operations and the Truckload – Dedicated represents the dedicated operations of LDS, both of which were previously reported in the Transportation Management (ABF Logistics) segment. Comparisons are impacted by the operations of LDS, which was acquired in September 2016.

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